EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333- 271430, File No. 333-265016 and File No. 333-258129) and the Registration Statement on Form S-3 (File No. 333-266858) our report dated March 27, 2024 relating to the consolidated financial statements of Twin Vee Powercats Co. and Subsidiaries appearing in this Annual Report (Form 10-K) as of and for the years ended December 31, 2023 and 2022.

/s/ GRASSI & CO., CPAs, P.C.
Jericho, New York
March 27, 2024